UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2019
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2019 (the “Effective Date”), DXC Technology Company, as borrower (“DXC”), entered into a term loan credit agreement (the “Term Loan Credit Agreement”) that will be used to finance in part the acquisition of Luxoft Holding, Inc (the “Merger”) and/or for general corporate purposes.

The Term Loan Credit Agreement provides for delayed-draw senior unsecured term loan A facilities (the “Term Loan Facilities”) consisting of three tranches:

(i)	Tranche A-1 Advances denominated in U.S. dollars in an aggregate principal amount of $500 million scheduled to mature five years following the Funding Date (as defined below);

(ii)	Tranche A-2 Advances denominated in Euros in an aggregate principal amount of €750 million scheduled to mature two years following the Funding Date; and

(iii)	Tranche A-3 Advances denominated in Euros in an aggregate principal amount of €750 million scheduled to mature three years following the Funding Date.

Key terms under the Term Loan Credit Agreement include:

•	Each tranche under the Term Loan Credit Agreement will bear interest at a variable rate based on LIBOR or on a base rate, plus an individual margin based on DXC’s long-term debt rating;

•
The initial commitments under the Term Loan Credit Agreement will be available until October 7, 2019. Until the last maturity date, DXC may increase commitments with lender consent by (i) with respect to the Tranche A-1 Advances, $200 million and (ii) with respect to the Tranche A-2 Advances and Tranche A-3 Advances, €500 million;

•	Ability to request once a year that the then-applicable maturity date of Tranche A-2 Advances and/or Tranche A-3 Advances be extended for a period of one year; and

•
The funding date of the Term Loan Facilities (the “Funding Date”) is conditioned, among other things, on the Merger having been, or reasonably being expected to be, consummated within three business days after the Funding Date.

The Term Loan Credit Agreement contains representations, warranties, covenants and events of default customary for facilities of this type and consistent with DXC’s existing Amended and Restated Credit Agreement dated as of October 11, 2013 (as amended, the “Revolving Credit Agreement”).  The Term Loan Credit Agreement includes various customary remedies for the Lenders following an event of default consistent with the Revolving Credit Agreement, including the acceleration of repayment of outstanding amounts due under the Term Loan Credit Agreement. Bank of America, N.A. is administrative agent for the lenders under the Term Loan Credit Agreement (the “Lenders”).

The foregoing description of the Term Loan Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits is filed herewith.

Exhibit No.	Description of Exhibit
10.1
Term Loan Credit Agreement dated as of March 15, 2019 among DXC Technology Company, as borrower, the lenders from time to time party thereto, as Lenders, and Bank of America, N.A., as the administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	March 20, 2019	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer